Exhibit 99.2
Exhibit 99.2 2Q09 SUPPLEMENTAL INFORMATION

CORPORATE Corporate Profile | 2 Analyst Coverage | 4 Investor Relations Contacts | 4
Forward-Looking Statements and Risk Factors | 5 FINANCIAL Consolidated Balance Sheets (Unaudited) | 6 Consolidated Statements of Income (Unaudited) | 7 Funds from Operations Reconciliation | 8 Funds Available for Distribution Reconciliation | 9 Adjusted EBITDA Reconciliation | 10 Net Operating Income Reconciliation | 11 Outlook Reconciliation | 12 Revenue and Lease Maturity | 13 Debt Maturities and Principal Payments | 14 Fixed and Floating Rate Debt | 14 Current Capitalization | 15 INVESTMENT Gross Investment Activity — Quarter | 16 Gross Investment Activity — Year | N/A Investment Timing | 18 Disposition Activity | 18 Discontinued Operations | 18 PORTFOLIO Portfolio Composition | 19 Investment Metrics | 19 Portfolio Concentration | 20 Top Ten Operator Descriptions | 21 MSA and Region Concentration | 22 Portfolio Performance | 23 Same Store Revenue Growth | 23 Portfolio Performance — Independent Living/CCRC | 24 Portfolio Performance — Assisted Living | 25 Portfolio Performance — Skilled Nursing | 26 Portfolio Performance — Specialty Care | 27 Portfolio Composition — Medical Office Buildings | 28 Portfolio Performance — Medical Office Buildings | 28 Portfolio Concentration — Medical Office Buildings | 29 Development Activity | 30 Development Funding Projections | 30 Development Project Conversion Estimates | 31 Unstabilized Properties | 32 Portfolio Trends | 33 GLOSSARY Glossary | 34 Supplemental Reporting Measures | 37

HEALTH CARE REIT, INC., a real estate investment trust (“REIT”) with an enterprise value of $6.8 billion, invests in health care real estate, including independent living, assisted living and skilled nursing facilities, continuing care retirement communities, hospitals and medical office buildings. The company’s full service platform also offers property management and development services to its customers. Data as of: June 30, 2009 NYSE Symbol: HCN Enterprise Value: $6.8 billion Investment Concentration* Closing Price: $34.10 Gross Real Estate Assets: $6.7 billion Owned Assets: 92% 52 Week Hi/Lo: $53.98/$25.86 Debt to Market Capitalization: 40% Top 5 Customers: 24% Dividend/Yield: $2.72/7.98% Debt to Book Capitalization: 44% Top 5 States: 44% Shares Outstanding: 111.8 million Senior Debt Ratings: Baa2/BBB-/BBB * % of total investments FULL SERVICE PLATFORM
Health Care REIT provides senior housing operators and health care systems with a single source for facility planning, design and turn-key development, property management and monetization or expansion of existing real estate. By extending successful relationship investment programs to health care systems across higher acuity asset classes, the company has significantly increased potential investment opportunities.

SECURE DIVIDEND
Health Care REIT maintains a commitment to investment grade ratings, conservative balance sheet management and underwriting, asset and property management protocols that ensure prudent investments and proactive management over the life of its long-term leases. The company has declared 153 consecutive quarterly dividends during its 39-year history and remains focused on delivering attractive stockholder returns. TOTAL RETURNS* 1 year -18.1% 3 years 5.6% 5 years 7.7% 10 years 12.7% 20 years 14.0% Since inception 15.3% *assumes reinvestment of dividends RELATIONSHIP FOCUSED, LONG-TERM STRATEGY
With 64 operators and over 800 medical office tenants in 39 states, the company strives to provide each customer with the highest quality service and attention to detail. Throughout the company’s 39-year history, it has been a long-term capital provider to senior housing and health care systems throughout all market cycles. The relationship approach enables the company to partner with the best regionally focused operators and health systems and help them grow profitably, while concentrating on what they do best — provide quality care to patients and residents. SPEED AND CERTAINTY OF EXECUTION
Health Care REIT’s experience and knowledge enable it to make investment decisions within days, rather than weeks or months. The company has accessed over $3.6 billion in capital in the last five years, including $814 million in 2008 and $386 million during the six months ended June 30, 2009. The company’s $1.15 billion line of credit ensures new investments will be funded on time.

ANALYST COVERAGE Bank of America Securities LLC BMO Capital Markets Corp. Deutsche Bank Securities Inc. Green Street Advisors, Inc. KeyBanc Capital Markets Morgan Keegan & Co., Inc. Raymond James & Associates, Inc. Robert W. Baird & Co.
Stifel Nicolaus & Company, Inc. UBS Securities INVESTOR RELATIONS ANALYST / INVESTOR CONTACT Scott A. Estes EVP & CFO sestes@hcreit.com Michael A. Crabtree SVP & Treasurer mcrabtree@hcreit.com GENERAL INQUIRIES Erin C. Ibele
SVP-Administration & Corporate Secretary info@hcreit.com George L. Chapman
Chairman, CEO & President Mr. Chapman is currently Chairman, Chief Executive Officer and President of the company. He has served as Chairman and Chief Executive Officer since October 1996, and previously served as President of the company from September 1995 to May 2002. From January 1992 to September 1995, he served as Executive Vice President and General Counsel of the company. Jeffrey H. Miller
EVP-Operations & General Counsel Mr. Miller is currently Executive Vice President-Operations and General Counsel, He served as Executive Vice President and General Counsel from March 2006 to January 2009 and Vice President and General Counsel of the company from July 2004 to March 2006. From 1996 to June 2004, Mr. Miller was a partner in the real estate practice group of the law firm of Shumaker, Loop & Kendrick, LLP. Scott A. Estes
EVP & CFO Mr. Estes is currently Executive Vice President and Chief Financial Officer. He served as Senior Vice President and Chief Financial Officer of the company since March 2006 and served as Vice President of Finance of the company from April 2003 to March 2006. From January 2000 to April 2003, Mr. Estes served as a Senior Equity Analyst and Vice President with Deutsche Bank Securities. From January 1998 to December 1999, Mr. Estes served as a Senior Equity Analyst and Vice President with Bank of America Securities.

Forward-Looking Statements and Risk Factors This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators/tenants and properties; its occupancy rates; its ability to acquire, develop and/or manage properties; its ability to enter into agreements with viable new tenants for vacant space or for properties that the company takes back from financially troubled tenants, if any; its ability to make distributions to stockholders; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; its critical accounting policies; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and senior housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; acts of God affecting the company’s properties; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant bankruptcies or insolvencies; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

Consolidated Balance Sheets (unaudited) (dollars in thousands) FINANCIAL June 30, 2009 2008 Assets Real estate investments: Real property owned Land and land improvements $518,213 $480,481 Buildings and improvements 4,715,571 4,486,489 Acquired lease intangibles 133,480 134,636 Real property held for sale, net of accumulated depreciation 48,824 42,153 Construction in progress 730,381 369,833 Gross real property owned 6,146,469 5,513,592 Less accumulated depreciation and amortization (636,325) (535,381) Net real property owned 5,510,144 4,978,211 Real estate loans receivable 488,856 497,133 Less allowance for losses on loans receivable (7,640) (7,406) Net real estate loans receivable 481,216 489,727 Net real estate investments 5,991,360 5,467,938 Other assets: Equity investments 2,531 1,287 Deferred loan expenses 23,197 27,067 Cash and cash equivalents 79,505 25,078 Restricted cash 18,833 149,694 Receivables and other assets (1) 132,233 133,950 Total other assets 256,299 337,076 Total assets $6,247,659 $5,805,014 Liabilities and equity Liabilities: Borrowings under unsecured lines of credit arrangements $342,000 $744,000 Senior unsecured notes 1,811,590 1,829,054 Secured debt 543,842 465,399 Accrued expenses and other liabilities 89,290 107,267 Total liabilities 2,786,722 3,145,720 Equity: Preferred stock 288,713 305,681 Common stock 111,733 89,981 Capital in excess of par value 3,454,399 2,575,682 Treasury stock (7,587) (5,110) Cumulative net income 1,485,798 1,267,690 Cumulative dividends (1,886,583) (1,577,301) Accumulated other comprehensive income (1,016) (8,546) Other equity 5,369 3,548 Total Health Care REIT, Inc. stockholders’ equity 3,450,826 2,651,625 Noncontrolling interests 10,111 7,669 Total equity 3,460,937 2,659,294 Total liabilities and equity $6,247,659 $5,805,014 Notes:
(1) Includes straight-line receivable balance of $39,746,000 and $52,228,000 at June 30, 2009 and 2008, respectively.

Consolidated Statements of Income (unaudited) (amounts in thousands except per share data) Three Months Ended            Six Months Ended June 30, June 30, 2009 2008 2009 2008 Revenues: Rental income $130,291 $118,125 $260,420 $231,203 Interest income 10,158 9,175 20,111 18,267 Other income 1,237 1,885 2,721 3,601 Total revenues 141,686 129,185 283,252 253,071 Expenses: Interest expense 26,698 33,335 53,941 67,844 Property operating expenses 11,525 10,697 22,943 21,409 Depreciation and amortization 39,608 35,437 79,297 70,637 General and administrative expenses 11,062 10,575 28,424 22,904 Gain on extinguishment of debt — — (1,678) (1,326) Provision for loan losses — — 140 - Total expenses 88,893 90,044 183,067 181,468 Income from continuing operations before income taxes 52,793 39,141 100,185 71,603 Income tax expense (21) (44) (72) (1,323) Income from continuing operations 52,772 39,097 100,113 70,280 Discontinued operations: Gain on sales of properties 10,677 118,168 27,713 118,194 Income from discontinued operations, net 1,310 3,994 3,577 8,242 Discontinued operations, net 11,987 122,162 31,290 126,436 Net income 64,759 161,259 131,403 196,716
Less: Preferred stock dividends 5,516 5,784 11,039 11,931 Net income attributable to noncontrolling interests 3 65 5 127 Net income attributable to common stockholders $59,240 $155,410 $120,359 $184,658 Average number of common shares outstanding: Basic 110,864 89,294 109,548 87,698 Diluted 111,272 89,853 109,956 88,223 Net income attributable to common stockholders per share: Basic $0.53 $1.74 $1.10 $2.11 Diluted $0.53 $1.73 $1.09 $2.09 Common dividends per share $0.68 $0.68 $1.36 $1.34

FINANCIAL

Funds From Operations Reconciliation

(amounts in thousands except per share data)

	Three Months Ended June 30, 2009	Three Months Ended June 30, 2008	Six Months Ended June 30, 2009	Six Months Ended June 30, 2008
Net income attributable to common stockholders	**$ 59,240**	**$ 155,410**	**$ 120,359**	**$ 184,658**
Depreciation and amortization (1)	40,731	39,630	82,057	79,203
Gain on sales of properties	(10,677)	(118,168)	(27,713)	(118,194)
Noncontrolling interests	(87)	(87)	(174)	(174)
Funds from operations	**89,207**	**76,785**	**174,529**	**145,493**
Non-recurring G&A expenses	-	-	3,909	-
Gain on extinguishment of debt	-	-	(1,678)	(1,326)
Provision for loan losses	-	-	140	-
Non-recurring income tax expense	-	-	-	1,325
Funds from operations — normalized	**$ 89,207**	**$ 76,785**	**$ 176,900**	**$ 145,492**
Average common shares outstanding:				
Basic	110,864	89,294	109,548	87,698
Diluted	111,272	89,853	109,956	88,223
Per share data:				
Net income attributable to common stockholders				
Basic	$ 0.53	$ 1.74	$ 1.10	$ 2.11
Diluted	$ 0.53	$ 1.73	$ 1.09	$ 2.09
Funds from operations				
Basic	$ 0.80	$ 0.86	$ 1.59	$ 1.66
Diluted	$ 0.80	$ 0.85	$ 1.59	$ 1.65
Funds from operations — normalized				
Basic	$ 0.80	$ 0.86	$ 1.61	$ 1.66
Diluted	$ 0.80	$ 0.85	$ 1.61	$ 1.65
FFO Payout Ratio				
Dividends per share	$ 0.68	$ 0.68	$ 1.36	$ 1.34
FFO per diluted share	$ 0.80	$ 0.85	$ 1.59	$ 1.65
FFO payout ratio	85%	80%	86%	81%
FFO Payout Ratio — Normalized				
Dividends per share	$ 0.68	$ 0.68	$ 1.36	$ 1.34
FFO per diluted share — normalized	$ 0.80	$ 0.85	$ 1.61	$ 1.65
FFO payout ratio — normalized	85%	80%	84%	81%

Notes:
(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

8

FINANCIAL

Funds Available for Distribution Reconciliation

(amounts in thousands except per share data)

	Three Months Ended June 30, 2009	Three Months Ended June 30, 2008	Six Months Ended June 30, 2009	Six Months Ended June 30, 2008
Net income attributable to common stockholders	**$ 59,240**	**$ 155,410**	**$ 120,359**	**$ 184,658**
Depreciation and amortization (1)	40,731	39,630	82,057	79,203
Gain on sales of properties	(10,677)	(118,168)	(27,713)	(118,194)
Noncontrolling interests	(16)	(8)	(32)	(17)
Gross straight-line rental income	(4,897)	(5,034)	(9,927)	(10,370)
Prepaid/straight-line rent receipts	7,255	7,923	15,144	10,898
Amortization related to above/(below) market leases, net	(368)	(199)	(724)	(462)
Non-cash interest expense	2,844	2,769	5,616	5,559
Cap-ex, tenant improvements, lease commissions	(2,733)	(1,162)	(5,158)	(1,927)
Funds available for distribution	**91,379**	**81,161**	**179,622**	**149,348**
Non-recurring G&A expenses	-	-	3,909	-
Gain on extinguishment of debt	-	-	(1,678)	(1,326)
Provision for loan losses	-	-	140	-
Non-recurring income tax expense	-	-	-	1,325
Prepaid/straight-line rent receipts	(7,255)	(7,923)	(15,144)	(10,898)
Funds available for distribution — normalized	**$ 84,124**	**$ 73,238**	**$ 166,849**	**$ 138,449**
Average common shares outstanding:				
Basic	110,864	89,294	109,548	87,698
Diluted	111,272	89,853	109,956	88,223
Per share data:				
Net income attributable to common stockholders				
Basic	$ 0.53	$ 1.74	$ 1.10	$ 2.11
Diluted	$ 0.53	$ 1.73	$ 1.09	$ 2.09
Funds available for distribution				
Basic	$ 0.82	$ 0.91	$ 1.64	$ 1.70
Diluted	$ 0.82	$ 0.90	$ 1.63	$ 1.69
Funds available for distribution — normalized				
Basic	$ 0.76	$ 0.82	$ 1.52	$ 1.58
Diluted	$ 0.76	$ 0.82	$ 1.52	$ 1.57
FAD Payout Ratio				
Dividends per share	$ 0.68	$ 0.68	$ 1.36	$ 1.34
FAD per diluted share	$ 0.82	$ 0.90	$ 1.63	$ 1.69
FAD payout ratio	83%	76%	83%	79%
FAD Payout Ratio — Normalized				
Dividends per share	$ 0.68	$ 0.68	$ 1.36	$ 1.34
FAD per diluted share — normalized	$ 0.76	$ 0.82	$ 1.52	$ 1.57
FAD payout ratio — normalized	89%	83%	89%	85%

Notes:
(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

9

FINANCIAL

Adjusted EBITDA Reconciliation

(dollars in thousands)

	Twelve Months Ended				
	June 30, 2008	September 30, 2008	December 31, 2008	March 31, 2009	June 30, 2009
Net income	**$ 274,047**	**$ 303,603**	**$ 283,425**	**$ 314,613**	**$ 218,112**
Interest expense (3)	150,031	147,596	141,059	131,750	122,927
Income tax expense	1,569	1,439	1,306	77	54
Depreciation and amortization (3)	159,422	160,975	163,045	164,797	165,898
Stock-based compensation (4)	7,853	8,024	8,530	11,360	11,034
Provision for loan losses	-	-	94	234	234
Gain on extinguishment of debt	(2,407)	(3,175)	(2,094)	(2,446)	(2,446)
Adjusted EBITDA	**$ 590,515**	**$ 618,462**	**$ 595,365**	**$ 620,385**	**$ 515,813**
Interest Coverage Ratio (1)					
Interest expense (3)	$ 150,031	$ 147,596	$ 141,059	$ 131,750	$ 122,927
Capitalized interest (5)	17,860	21,062	25,029	29,727	35,690
Non-cash interest expense	(11,047)	(11,325)	(11,231)	(11,214)	(11,289)
Total interest	**$ 156,844**	**$ 157,333**	**$ 154,857**	**$ 150,263**	**$ 147,328**
Adjusted EBITDA	$ 590,515	$ 618,462	$ 595,365	$ 620,385	$ 515,813
Adjusted interest coverage ratio	**3.76x**	**3.93x**	**3.84x**	**4.13x**	**3.50x**
Fixed Charge Coverage Ratio (2)					
Total interest (3)	$ 156,844	$ 157,333	$ 154,857	$ 150,263	$ 147,328
Secured debt principal amortization	8,066	8,137	8,119	8,232	8,592
Preferred dividends	24,427	23,840	23,201	22,579	22,311
Total fixed charges	**$ 189,337**	**$ 189,310**	**$ 186,177**	**$ 181,074**	**$ 178,231**
Adjusted EBITDA	$ 590,515	$ 618,462	$ 595,365	$ 620,385	$ 515,813
Adjusted fixed charge coverage ratio	**3.12x**	**3.27x**	**3.20x**	**3.43x**	**2.89x**

Notes:
(1) A comparable covenant in our senior unsecured notes is a minimum of 1.50 times.
(2) A comparable covenant in our unsecured line of credit arrangement is a minimum of 1.75 times.
(3) Interest expense and depreciation and amortization include discontinued operations.
(4) Stock-based compensation expense was $1,080,000 and $7,659,000 for the three and six months ended June 30, 2009.
(5) Capitalized interest was $11,026,000 and $20,891,000 for the three and six months ended June 30, 2009.

10

Net Operating Income Reconciliation (dollars in thousands) Three Months Ended            Six Months Ended            June 30, June 30, 2009 2008 2009 2008 Total revenues: Investment properties: Rental income: (1) Independent living/CCRCs $20,001 $14,881 $39,997 $28,295 Assisted living facilities 28,392 31,071 56,100 61,299 Skilled nursing facilities 41,598 40,260 83,329 80,360 Specialty care facilities 11,293 10,595 23,970 18,786 Sub-total rental income 101,284 96,807 203,396 188,740 Interest income 10,158 9,175 20,111 18,267 Other income 640 1,533 1,534 2,829 Total investment property income 112,082 107,515 225,041 209,836 Medical office buildings: Rental income (1) 32,593 33,003 65,846 66,236 Other income 234 237 447 447 Total MOB income 32,827 33,240 66,293 66,683 Non-segment/corporate other income 363 115 740 325 Total revenues 145,272 140,870 292,074 276,844 Property operating expenses: Investment properties — — - -Medical office buildings (1) 12,044 11,375 24,026 22,742 Non-segment/corporate — — - - Total property operating expenses 12,044 11,375 24,026 22,742 Net operating income: Investment properties 112,082 107,515 225,041 209,836 Medical office buildings 20,783 21,865 42,267 43,941 Non-segment/corporate 363 115 740 325 Net operating income $133,228 $129,495 $268,048 $254,102 Note:
(1) The three months ended June 30, 2009 includes the following amounts (in thousands): Rental income from discontinued operations: Independent living/CCRCs $796 Assisted living facilities $357 Skilled nursing facilities 1,809 Medical office buildings 624 Total $3,586 Non-cash rental income from continuing operations: Independent living/CCRCs $1,409 Assisted living facilities 1,119 Skilled nursing facilities 974 Specialty care facilities 379 Medical office buildings 1,509 Total $5,390 Property operating expenses from discontinued operations: Medical office buildings $519

Outlook Reconciliation (amounts in thousands except per share data) Year Ended            December 31, 2009 Low High Investments:
Acquisitions $ — $ — Development 600,000 600,000 Gross new investments 600,000 600,000 Dispositions (300,000) (200,000) Net new investments 300,000 400,000 FFO Reconciliation: Net income attributable to common stockholders $200,592 $208,342
Loss (gain) on sales of properties (27,713) (27,713) Depreciation and amortization (1) 170,000 170,000 Funds from operations $342,879 $350,629
Loss (gain) on extinguishment of debt (1,678) (1,678) Provision for loan losses 140 140 Non-recurring G&A expenses (2) 3,909 3,909 Funds from operations — normalized $345,250 $353,000 Per share data (diluted): Net income attributable to common stockholders $1.81 $1.88 Funds from operations 3.09 3.16 Funds from operations — normalized 3.11 3.18 FAD Reconciliation: Net income attributable to common stockholders $200,592 $208,342
Loss (gain) on sales of properties (27,713) (27,713) Depreciation and amortization (1) 170,000 170,000 Gross straight-line rental income (18,000) (18,000) Prepaid/straight-line rent receipts 15,144 15,144 Amortization related to above (below) market leases, net (1,300) (1,300) Non-cash interest expense 11,700 11,700 Cap-ex, tenant improvements, lease commissions (10,000) (10,000) Funds available for distribution $340,423 $348,173
Loss (gain) on extinguishment of debt (1,678) (1,678) Provision for loan losses 140 140 Non-recurring G&A expenses (2) 3,909 3,909 Prepaid/straight-line rent receipts (15,144) (15,144) Funds available for distribution — normalized $327,650 $335,400 Per share data (diluted): Net income attributable to common stockholders $1.81 $1.88 Funds available for distribution 3.07 3.14 Funds available for distribution — normalized 2.95 3.02 Notes: (1) Depreciation and amortization includes depreciation and amortization from discontinued operations. (2) Expenses recognized in connection with the departure of Raymond Braun.

FINANCIAL

Revenue and Lease Maturity

(amounts in thousands except per share data)

	Rental Income (1)								
Year	Independent Living / CCRC	Assisted Living	Skilled Nursing	Specialty Care	Medical Office	Total Rental Income	Interest Income (2)	Total Revenues	% of Total
2009	$ -	$ -	$ 5,263	$ -	$ 6,496	$ 11,759	$ 7,102	$ 18,861	3.4%
2010	-	-	-	-	8,744	8,744	3,302	12,046	2.2%
2011	-	1,305	-	-	10,729	12,034	13,628	25,662	4.7%
2012	4,933	3,431	6,921	-	12,165	27,450	2,724	30,174	5.5%
2013	7,880	567	-	-	8,286	16,733	12,727	29,460	5.4%
2014	-	2,859	6,276	-	9,970	19,105	1,323	20,428	3.7%
2015	-	-	1,922	-	8,150	10,072	355	10,427	1.9%
2016	-	-	6,374	-	13,562	19,936	126	20,062	3.7%
2017	-	14,742	3,632	2,082	5,469	25,925	2,888	28,813	5.3%
2018	3,604	33,908	16,467	2,350	2,139	58,468	1,334	59,802	10.9%
Thereafter	63,285	56,499	117,777	37,945	11,494	287,000	4,689	291,689	53.3%
	$ 79,702	**$ 113,311**	**$ 164,632**	**$ 42,377**	**$ 97,204**	**$ 497,226**	**$ 50,198**	**$ 547,424**	**100.0%**

Notes:

(1) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles.

(2) Reflects contract rate of interest for loans, net of collectability reserves if applicable.

13

FINANCIAL

Debt Maturities and Principal Payments

(dollars in thousands)

Year	Line of Credit (1)	Senior Notes (2,4)	Secured Debt (2,5)	Total	% of Total
2009	$ -	$ -	$ 4,699	$ 4,699	0.2%
2010	-	-	16,662	16,662	0.6%
2011	342,000	-	53,954	395,954	14.6%
2012	-	238,277	15,431	253,708	9.4%
2013	-	300,000	64,052	364,052	13.4%
2014	-	-	124,344	124,344	4.6%
2015	-	250,000	72,751	322,751	11.9%
Thereafter	-	1,035,000	193,765	1,228,765	45.3%
Totals	**$ 342,000**	**$ 1,823,277**	**$ 545,658**	**$ 2,710,935**	**100.0%**
Weighted Avg Interest Rate (3)	**0.9%**	**5.8%**	**6.0%**	**5.2%**	
Weighted Avg Maturity (4)	**2.3**	**10.2**	**6.6**	**8.5**	

Fixed and Floating Rate Debt

(dollars in thousands)

	Principal	% of Debt
Fixed Rate Debt		
Senior notes (2)	$ 1,823,277	67.3%
Secured debt (2)	$ 545,658	20.1%
Total fixed	**$ 2,368,935**	**87.4%**
Floating Rate Debt		
Line of credit (1)	$ 342,000	12.6%
Total floating	**$ 342,000**	**12.6%**
Total debt	**$ 2,710,935**	**100.0%**

Notes:

(1) Current line of credit capacity of $1.15 billion with remaining availability of $808 million at June 30, 2009. Line of credit currently matures on August 5, 2011 but can be extended for one year at our discretion.

(2) Amounts above represent principal amounts due and do not include unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(3) Line of credit interest rate represents 1-month LIBOR + 60 bps at June 30, 2009. Senior notes and secured debt average interest rate represents the face value note rate.

(4) $340 million of convertible senior notes are puttable on December 1, 2011 and $395 million of convertible senior notes are puttable on July 15, 2012. Weighted average maturities would be 4.2 years and 4.5 years for senior notes and total debt, respectively, using the puttable dates.

(5) $6,256,000 of secured debt that matures in 2013 and $8,138,000 of secured debt that matures in 2015 relates to assets-held-for sale. Weighted-average maturities would be 6.8 years and 8.5 years for secured debt and total debt, respectively, if one used a 12/31/09 extinguishment date.

14

FINANCIAL

Current Capitalization

(amounts in thousands except per share data)

			Balance	% of Total
Book Capitalization (1)				
Line of credit			$ 342,000	5.6%
Long-term debt obligations			2,355,432	38.2%
Debt to total book capitalization			**2,697,432**	**43.8%**
Total equity			3,460,937	56.2%
Total book capitalization			**$ 6,158,369**	**100.0%**
Undepreciated Book Capitalization				
Line of credit			$ 342,000	5.0%
Long-term debt obligations			2,355,432	34.7%
Debt to undepreciated book capitalization			**2,697,432**	**39.7%**
Accumulated depreciation and amortization			636,325	9.4%
Total equity			3,460,937	50.9%
Total undepreciated book capitalization			**$ 6,794,694**	**100.0%**
Enterprise Value				
Line of credit			$ 342,000	5.0%
Long-term debt obligations			2,355,432	34.6%
Debt to total enterprise value			**2,697,432**	**39.6%**
Common shares outstanding		111,779		
Period end share price	$	34.10		
Common equity market capitalization			**3,811,664**	**56.0%**
Noncontrolling interests			10,111	0.1%
Preferred stock			288,713	4.3%
Total enterprise value			**$ 6,807,920**	**100.0%**
Secured Debt as % of Total Assets (2)				
Secured debt			**$ 543,842**	**8.7%**
Total assets			$ 6,247,659	
Total Debt as % of Total Assets (3)				
Total debt			**$ 2,697,432**	**43.2%**
Total assets			$ 6,247,659	
Unencumbered Assets as % of Unsecured Debt (4)				
Unencumbered assets			**$ 5,865,131**	**272.3%**
Unsecured debt			$ 2,153,590	

Notes:

(1) A comparable covenant in our unsecured line of credit arrangement is a maximum of 60%.

(2) A comparable covenant in our senior unsecured notes is a maximum of 40%. A comparable covenant in our unsecured line of credit arrangement is a maximum of 30%.

(3) A comparable covenant in our senior unsecured notes is a maximum of 60%.

(4) A comparable covenant in our unsecured line of credit arrangement is a minimum of 167%. A comparable covenant in our senior unsecured notes is a minimum of 150%.

15

INVESTMENT

Gross Investment Activity

	Second Quarter 2009					
	Properties	Beds / Units / Square Feet		Amount ($000)	Investment Per Bed / Unit / Square Foot	Initial Cash Yield
Construction in Progress						
Development projects:						
CCRC - entrance fee	3	757	units	$ 22,789		
CCRC - rental	1	32	units	422		
Combination - entrance fee	4	548	units	22,636		
Combination - rental	14	1,725	units	44,220		
Freestanding dementia care	2	157	units	2,109		
Freestanding skilled nursing	1	120	beds	2,461		
Specialty care	3	212	beds	29,645		
Medical office	5	749,845	sf	19,444		
Total development projects	**33**			**143,726**		
Expansion projects:						
CCRC - entrance fee	3	31	units	397		
Combination - entrance fee	4	19	units	500		
Total expansion projects	**7**			**897**		
Total construction in progress	**40**			**144,623**		
Capital improvements to existing properties				2,224		10.6%
Loan advances				30,812		9.3%
Gross investments				**$ 177,659**		

16

INVESTMENT

Gross Investment Activity

	Year-To-Date 2009				
	Properties	Beds / Units / Square Feet	Amount ($000)	Investment Per Bed / Unit / Square Foot	Initial Cash Yield
Construction in Progress					
Development projects:					
CCRC - entrance fee	3	757 units	$ 50,797		
CCRC - rental	1	32 units	905		
Combination - entrance fee	4	548 units	44,340		
Combination - rental	16	1,725 units	99,814		
Freestanding dementia care	3	157 units	4,583		
Freestanding skilled nursing	1	120 beds	5,559		
Specialty care	3	212 beds	51,855		
Medical office	5	749,845 sf	45,749		
Total development projects	**36**		**303,602**		
Expansion projects:					
CCRC - entrance fee	3	31 units	1,830		
Combination - entrance fee	4	19 units	1,183		
Total expansion projects	**7**		**3,013**		
Total construction in progress	**43**		**306,615**		
Capital improvements to existing properties			7,762		9.9%
Loan advances			37,046		9.6%
Gross investments			**$ 351,423**		

17

INVESTMENT

Investment Timing

(dollars in thousands)

	Acquisitions	Initial Cash Yield	Loan Advances	Initial Cash Yield	Construction Conversions	Initial Cash Yield	Dispositions	Yield on Sale
January	$ -	0.0%	$ 2,226	11.5%	$ 10,639	9.3%	$ 26,211	9.8%
February	-	0.0%	2,485	10.7%	-	0.0%	3,427	8.9%
March	-	0.0%	1,523	11.7%	26,790	9.0%	14,630	12.6%
April	-	0.0%	1,472	10.5%	242	8.8%	4,259	10.1%
May	-	0.0%	26,806	9.1%	28,825	9.0%	11,293	8.5%
June	-	0.0%	2,534	11.0%	149,157	8.0%	63,192	11.2%
Total	**$ -**	**0.0%**	**$ 37,046**	**9.6%**	**$ 215,653**	**8.3%**	**$ 123,012**	**10.5%**

Disposition Activity

(dollars in thousands)

	Second Quarter 2009		Year-To-Date 2009	
	Amount	% of Total	Amount	% of Total
Dispositions by Investment Type				
Real property	$ 60,304	76.6%	$ 104,572	85.0%
Real estate loans receivable	18,440	23.4%	18,440	15.0%
Total	**$ 78,744**	**100.0%**	**$ 123,012**	**100.0%**
Dispositions by Property Type				
CCRC - rental	$ 24,341	30.9%	$ 24,341	19.8%
Combination - rental	21,497	27.3%	21,497	17.5%
Freestanding assisted living	1,857	2.4%	1,857	1.5%
Freestanding dementia care	2,385	3.0%	5,812	4.7%
Freestanding skilled nursing	10,224	13.0%	10,224	8.3%
Specialty care facility	-	0.0%	40,841	33.2%
Real estate loans receivable	18,440	23.4%	18,440	15.0%
Total	**$ 78,744**	**100.0%**	**$ 123,012**	**100.0%**

Discontinued Operations

(dollars in thousands)

	Second Quarter		Year-To-Date	
	2009	2008	2009	2008
Revenues				
Rental income	$ 3,586	$ 11,685	$ 8,822	$ 23,773
Expenses				
Interest expense	634	2,820	1,402	5,632
Property operating expenses	519	678	1,083	1,333
Depreciation and amortization	1,123	4,193	2,760	8,566
Income / (loss) from discontinued operations, net	**$ 1,310**	**$ 3,994**	**$ 3,577**	**$ 8,242**

18

PORTFOLIO

Portfolio Composition

(dollars in thousands)

	Properties	Investment Balance	% of Total	Committed Balance	% of Total
Balance Sheet Data					
Real property	588	$ 5,510,144	91.9%	$ 5,968,955	92.4%
Loans	32	488,856	8.1%	488,856	7.6%
Total	**620**	**$ 5,999,000**	**100.0%**	**$ 6,457,811**	**100.0%**
Investment Concentration - By Predominant Service Type					
Independent living / CCRC	61	$ 1,157,784	19.2%	$ 1,245,098	19.3%
Assisted living	179	1,257,232	21.0%	1,325,425	20.5%
Skilled nursing	223	1,569,326	26.2%	1,577,749	24.4%
Specialty care	28	609,628	10.2%	822,970	12.8%
Medical office	129	1,405,030	23.4%	1,486,569	23.0%
Total	**620**	**$ 5,999,000**	**100.0%**	**$ 6,457,811**	**100.0%**
Investment Concentration - Senior Housing & Care and Medical Facilities					
Senior housing & care portfolio					
CCRC - entrance fee	6	$ 337,978	5.6%	$ 384,183	5.9%
CCRC - rental	10	148,445	2.5%	150,909	2.3%
Combination - entrance fee	9	347,225	5.8%	385,871	6.0%
Combination - rental	124	1,141,720	19.0%	1,210,672	18.8%
Subtotal combination / CCRC	**149**	**1,975,368**	**32.9%**	**2,131,635**	**33.0%**
Freestanding independent living	22	156,218	2.6%	156,218	2.4%
Freestanding assisted living	65	223,940	3.7%	223,940	3.5%
Freestanding dementia care	31	156,280	2.6%	163,943	2.5%
Freestanding skilled nursing	185	1,145,060	19.1%	1,145,060	17.8%
Subtotal freestanding	**303**	**1,681,498**	**28.0%**	**1,689,161**	**26.2%**
Land	5	16,509	0.3%	16,509	0.3%
Other loans	6	310,967	5.2%	310,967	4.7%
Senior housing & care total	**463**	**3,984,342**	**66.4%**	**4,148,272**	**64.2%**
Medical facilities portfolio					
Long-term acute care	14	186,627	3.1%	186,627	2.9%
Acute care	7	230,353	3.8%	443,695	6.9%
Inpatient rehab	5	135,451	2.3%	135,451	2.1%
Land	2	13,550	0.2%	13,550	0.2%
Other loans	-	43,647	0.8%	43,647	0.7%
Subtotal specialty care	**28**	**609,628**	**10.2%**	**822,970**	**12.8%**
Medical office	129	1,405,030	23.4%	1,486,569	23.0%
Medical facilities total	**157**	**2,014,658**	**33.6%**	**2,309,539**	**35.8%**
Total portfolio	**620**	**$ 5,999,000**	**100.0%**	**$ 6,457,811**	**100.0%**

	Bed / Unit / Square Foot		Committed Balance ($000)	Per Bed / Unit / Square Foot
Investment Metrics				
Independent living / CCRC	7,156	units	$ 1,245,098	$ 173,994
Assisted living	11,022	units	1,325,425	120,253
Skilled nursing	30,223	beds	1,577,749	52,204
Specialty care	1,629	beds	822,970	505,199
Medical office	5,667,620	sf	1,486,569	262
Total			**$ 6,457,811**	

19

PORTFOLIO

Portfolio Concentration

(dollars in thousands)

By Operator / Tenant	Total Properties	Investment Balance	% of Balances	Total Revenues (1)	% of Revenues
Senior Living Communities, LLC	10	$ 385,455	6.4%	$ 5,101	3.5%
Signature Healthcare LLC	34	310,812	5.2%	10,010	6.9%
Brookdale Senior Living, Inc.	86	305,329	5.1%	9,743	6.8%
Emeritus Corporation	21	242,764	4.0%	7,388	5.1%
Life Care Centers of America, Inc.	20	207,640	3.5%	8,285	5.8%
Merrill Gardens LLC	13	167,613	2.8%	5,401	3.7%
One Lantern Senior Living LLC	9	156,181	2.6%	3,606	2.5%
Gulf Coast Health Care	25	154,976	2.6%	4,478	3.1%
Lyric Health Care, LLC	27	145,592	2.4%	4,607	3.2%
Vibra Healthcare, LLC	5	143,758	2.4%	3,456	2.4%
Remaining portfolio	370	3,778,880	63.0%	81,960	57.0%
Total	**620**	**$5,999,000**	**100.0%**	**$ 144,035**	**100.0%**

Balances By State	Independent Living / CCRC	Assisted Living	Skilled Nursing	Specialty Care	Medical Office	Total Properties	Investment Balance	% of Total
Florida	$ 186,840	$ 53,372	$ 281,832	$ -	$ 265,456	88	$ 787,500	13.1%
Texas	17,841	91,769	173,177	169,793	200,127	76	652,707	10.9%
California	164,923	57,793	-	137,011	124,203	29	483,930	8.1%
Massachusetts	71,043	117,686	222,724	13,550	-	36	425,003	7.1%
Tennessee	-	37,592	209,106	-	65,305	32	312,003	5.2%
Ohio	72,442	39,270	178,527	13,785	7,176	30	311,200	5.2%
South Carolina	235,808	6,531	-	-	16,740	13	259,079	4.3%
North Carolina	45,916	160,066	-	-	23,678	53	229,660	3.8%
Illinois	-	120,780	26,502	49,469	16,654	15	213,405	3.6%
Wisconsin	24,917	77,346	-	24,198	68,968	12	195,429	3.3%
Remaining portfolio	338,054	495,027	477,458	201,822	616,723	236	2,129,084	35.4%
Total	**$1,157,784**	**$1,257,232**	**$1,569,326**	**$609,628**	**$1,405,030**	**620**	**$5,999,000**	**100.0%**

Revenues By State	Independent Living / CCRC	Assisted Living	Skilled Nursing	Specialty Care	Medical Office	Total Properties	Total Revenues (1)	% of Total
Florida	$ 3,959	$ 1,091	$ 8,932	$ -	$ 6,021	88	$ 20,003	13.9%
Texas	598	2,637	4,527	4,249	4,674	76	16,685	11.6%
California	4,610	1,884	-	1,842	3,304	29	11,640	8.1%
Tennessee	-	966	6,831	67	1,986	32	9,850	6.8%
Massachusetts	112	2,929	6,063	614	-	36	9,718	6.7%
North Carolina	1,252	5,620	-	-	475	53	7,347	5.1%
Ohio	-	1,004	4,967	387	223	30	6,581	4.6%
Indiana	2,418	180	989	857	605	14	5,049	3.5%
Georgia	1,930	112	499	-	2,072	23	4,613	3.2%
Illinois	-	1,264	728	1,201	537	15	3,730	2.6%
Remaining Portfolio	5,893	13,844	13,019	3,367	12,696	224	48,819	33.9%
Total	**$ 20,772**	**$ 31,531**	**$ 46,555**	**$ 12,584**	**$ 32,593**	**620**	**$ 144,035**	**100.0%**

Notes:

(1) Revenues represent rent and interest income including rent from discontinued operations for the three months ended June 30, 2009. Revenues exclude other income totaling $1,237,000 for the three months ended June 30, 2009.

20

Top Ten Operator Descriptions Senior Living Communities, LLC, located in Charlotte, NC, operates premier continuing care retirement communities (CCRCs) throughout the southeastern United States. The company operates ten campuses in four states. As of June 30, 2009, the HCN portfolio consisted of ten properties in four states with an investment balance of $385.5 million. Signature Healthcare LLC, located in Palm Beach Gardens, FL, is a private operator of skilled nursing facilities spread among seven states. The company operates 64 skilled nursing facilities with 7,674 beds. As of June 30, 2009, the HCN portfolio consisted of 34 properties in four states with an investment balance of $310.8 million. Brookdale Senior Living, Inc. (NYSE:BKD), located in Chicago, IL, is a national public provider of independent living and assisted living services. The company operates 550 facilities in 35 states with the ability to serve over 51,000 residents. As of June 30, 2009, the HCN portfolio consisted of 86 properties in 16 states with an investment balance of $305.3 million. Emeritus Corporation (AMEX:ESC), located in Seattle, WA, is a national public provider of independent living, assisted living and Alzheimer’s services. The company operates 288 communities representing capacity for approximately 30,000 residents in 37 states. As of June 30, 2009, the HCN portfolio consisted of 21 properties in 16 states with an investment balance of $242.8 million. Life Care Centers of America, Inc., located in Cleveland, TN, is one of the largest private owners and operators of skilled nursing facilities in the country. The company has grown to more than 330 skilled nursing, assisted living, retirement, home care and Alzheimer’s centers in 28 states. As of June 30, 2009, the HCN portfolio consisted of 20 properties in 11 states with an investment balance of $207.6 million. Merrill Gardens LLC, located in Seattle, WA, is a privately held corporation organized under the laws of Washington State. The company owns, operates and/or manages 53 IL/AL facilities with 6,455 units in eight states. As of June 30, 2009, the HCN portfolio consisted of 13 properties in seven states with an investment balance of $167.6 million. One Lantern Senior Living, LLC, a fully owned subsidiary of Lazard Real Estate Partners, LP, located in New York, NY, is a privately held corporation organized under the laws of New York. The company owns, operates and manages more than 29 assisted living and skilled nursing facilities with 3,336 units in six states. As of June 30, 2009, the HCN portfolio consisted of nine properties in three states with an investment balance of $156.2 million. Gulf Coast Health Care, located in Pensacola, FL, is a private operator of skilled nursing facilities. The company operates 43 skilled nursing facilities with 5,480 beds/units located in Florida, Alabama, and Mississippi. As of June 30, 2009, the HCN portfolio consisted of 25 properties in three states with an investment balance of $155.0 million. Lyric Health Care, LLC, located in Columbia, MD, is a private operator of 31 skilled nursing facilities and long term acute care hospitals with 3,800 beds/units in 10 states and has a management agreement with Encore Healthcare LLC to operate the facilities. As of June 30, 2009, the HCN portfolio consisted of 27 properties in nine states with an investment balance of $145.6 million. Vibra Healthcare, LLC, located in Mechanicsburg, PA, is a private operator of inpatient rehabilitation facilities and long term acute care hospitals in nine states. The company operates 15 properties with 998 beds. As of June 30, 2009, the HCN portfolio consisted of five properties in three states with an investment balance of $143.8 million.

PORTFOLIO

Metropolitan Statistical Area Concentration *

(dollars in thousands)

	Top 31	Top 75	Top 100
Independent living / CCRC	$ 296,687	$ 529,354	$ 726,940
% of independent living / CCRC	25.6%	45.7%	62.8%
Assisted living	461,600	707,728	746,571
% of assisted living	36.7%	56.3%	59.4%
Skilled nursing	481,305	843,426	923,922
% of skilled nursing	30.7%	53.7%	58.9%
Specialty care	269,700	463,501	501,099
% of specialty care	44.2%	76.0%	82.2%
Medical office	996,401	1,285,776	1,287,641
% of medical office	70.9%	91.5%	91.6%
Total portfolio	**$ 2,505,693**	**$ 3,829,785**	**$ 4,186,173**
% of total portfolio	**41.8%**	**63.8%**	**69.8%**

* Metropolitan statistical areas are as defined by the U.S. Census Bureau. Top 31, 75 and 100 classifications are reported per the National Investment Center Market Area Profiles Subscription Service.

Region Concentration

(dollars in thousands)

	Total Properties	Investment Balance	% of Total
By Region*			
South Atlantic	196	$1,579,143	26.3%
East North Central	72	911,703	15.2%
West South Central	108	777,522	13.0%
Pacific	38	621,933	10.4%
East South Central	68	548,922	9.2%
Mountain	45	524,944	8.8%
New England	48	485,813	8.1%
Middle Atlantic	34	369,678	6.2%
West North Central	11	179,342	2.8%
Total	**620**	**$5,999,000**	**100.0%**

*Region definitions are derived from census bureau definitions and are itemized in the glossary.

22

PORTFOLIO

Portfolio Performance

	Age	Occupancy	TTM CBMF (1)	TTM CAMF (1)	Facility Revenue Mix Private Pay	Medicaid	Medicare
Stable Portfolio*							
Independent living / CCRC	11	88.9%	1.28x	1.08x	92.1%	1.8%	6.1%
Assisted living	11	88.0%	1.57x	1.34x	86.5%	11.2%	2.3%
Skilled nursing	24	84.2%	2.20x	1.61x	19.6%	49.0%	31.4%
Specialty care	12	55.0%	2.33x	2.01x	31.7%	2.5%	65.8%
Medical office	13	90.6%	n/a	n/a	100.0%	0.0%	0.0%
Total	**15**		**1.94x**	**1.51x**			

* Data as of June 30, 2009 for medical office and March 31, 2009 for remaining asset types.

Notes:
(1) Represents trailing twelve month coverage metrics.

Same Store Revenue Growth

(dollars in thousands)

	Properties (1)	2Q08 Same Store Revenue*	2Q09 Same Store Revenue*	% Change
Same Store Portfolio				
Independent living / CCRC	48	$ 11,404	$ 11,590	1.6%
Assisted living	157	23,383	24,036	2.8%
Skilled nursing	219	40,225	40,660	1.1%
Specialty care	17	6,875	6,693	-2.6%
Total	**441**	**$ 81,887**	**$ 82,979**	**1.3%**

* Same store revenue represents cash-only rent or interest income excluding the impact of lease or loan basis changes (e.g., rent-producing capital improvement additions for leases and principal draws or paydowns for loans).

Notes:
(1) Represents those properties in the portfolio (both stable and unstable) for the 15 months preceding the end of the portfolio performance period.

23

Same Store (21 properties) Portfolio Performance — Independent Living / CCRC Stable Trailing Twelve Month Payment Coverage Before Management Fees Occupancy Revenue per Occupied Unit Expense per Occupied Unit

Same Store (138 properties) Stable Portfolio Performance — Assisted Living

Same Store (209 properties) Portfolio Performance — Skilled Nursing Stable

Same Store (6 properties) Stable Portfolio Performance — Specialty Care*

PORTFOLIO

Portfolio Composition - Medical Office Buildings

(dollars in thousands)

	Properties	Square Feet		Investment Balance		Total Revenues		Operating Expenses		NOI	Age	Occupancy
On Campus	45	2,472,450	$	666,747	$	17,824	$	6,386	$	11,438	13	92.1%
Off Campus-Affiliated	21	839,921		188,515		5,675		2,224		3,451	14	93.3%
Off Campus	41	1,331,059		364,604		8,704		2,915		5,789	14	86.2%
Subtotal	**107**	**4,643,430**		**1,219,866**		**32,203**		**11,525**		**20,678**	**13**	**90.6%**
Held-for-sale	14	274,345		21,843		624		519		105		
Development	5	749,845		142,521								
Land	3			20,800								
Total	**129**	**5,667,620**	**$**	**1,405,030**	**$**	**32,827**	**$**	**12,044**	**$**	**20,783**		

Portfolio Performance - Medical Office Buildings

(dollars in thousands)

Total MOB Performance		2Q08A		3Q08A		4Q08A		1Q09A		2Q09A
Properties*		104		107		107		107		107
Square feet*		4,427,527		4,642,366		4,642,366		4,643,283		4,643,430
Investment balance*	$	1,186,447	$	1,249,177	$	1,240,302	$	1,229,461	$	1,219,866
Occupancy*		91.9%		91.5%		90.4%		90.2%		90.6%
Total revenue*	$	31,979	$	33,226	$	32,779	$	32,811	$	32,203
Operating expenses*	$	10,691	$	11,178	$	11,389	$	11,418	$	11,525
NOI from continuing operations*	$	21,288	$	22,048	$	21,390	$	21,393	$	20,678
NOI from discontinued operations	$	577	$	304	$	(49)	$	91	$	105
Total cap-ex / TI / LC	$	1,162	$	1,555	$	2,865	$	2,425	$	2,733
Expired (square feet)*		166,180		123,621		188,367		169,133		139,034
Retained (square feet)*		139,994		82,760		145,349		121,932		115,048
Retention rate*		84.2%		66.9%		77.2%		72.1%		82.7%

Same Store Performance*		2Q08A		3Q08A		4Q08A		1Q09A		2Q09A
Properties		103		103		103		103		103
Square feet		4,401,065		4,401,065		4,401,065		4,401,065		4,401,065
Investment balance	$	1,180,222	$	1,169,175	$	1,161,057	$	1,150,967	$	1,142,082
Occupancy		91.8%		91.1%		89.9%		89.7%		90.1%
Total revenue	$	31,874	$	32,315	$	30,977	$	30,865	$	29,999
Operating expenses	$	10,688	$	11,092	$	10,948	$	10,977	$	10,873
NOI	$	21,186	$	21,223	$	20,029	$	19,888	$	19,126

Remaining Lease Expirations*	2009	2010	2011	2012	2013
Square feet	202,164	425,927	466,111	575,776	370,831
% of total portfolio	4.4%	9.2%	10.0%	12.4%	8.0%

* Results and forecasts include month-to-month and holdover leases and exclude terminations and discontinued operations.

28

PORTFOLIO

Portfolio Concentration - Medical Office Buildings

	Square Feet	% of Total
By Tenant*		
Tenet Health Systems	286,288	6.2%
Baptist Health System, Inc	161,933	3.5%
United HealthCare Services, Inc	160,855	3.5%
Community Health Systems	155,365	3.3%
Cooper Health Systems	98,651	2.1%
Remaining Portfolio	3,780,338	81.4%
Total	**4,643,430**	**100.0%**

*Excludes development and held-for-sale properties.

	Properties	Square Feet	% of Total	Investment Balance ($000)	Balance per Square Foot
By Region*					
South Atlantic	54	1,554,753	27.4%	$ 388,675	$ 250
West South Central	17	884,514	15.6%	212,239	240
Middle Atlantic	13	781,458	13.8%	173,532	222
East South Central	13	711,676	12.6%	130,748	184
Mountain	16	700,583	12.4%	217,061	310
Pacific	9	508,997	9.0%	152,339	299
East North Central	6	475,483	8.4%	114,390	241
West North Central	1	50,156	0.8%	16,046	320
Total	**129**	**5,667,620**	**100.0%**	**$ 1,405,030**	**$ 248**

*Region definitions are derived from U.S. Census Bureau definitions and are itemized in the glossary.

	Properties	Square Feet	% of Total	Investment Balance ($000)	Balance per Square Foot
By State					
Florida	27	935,943	16.5%	$ 265,456	$ 284
Texas	16	839,711	14.8%	200,127	238
California	8	445,833	7.9%	124,203	279
New Jersey	5	406,938	7.2%	93,151	229
Georgia	15	358,556	6.3%	74,808	209
Arizona	6	339,205	6.0%	99,072	292
Nevada	9	324,992	5.7%	110,935	341
Alabama	5	304,021	5.4%	42,776	141
Tennessee	7	295,017	5.2%	65,305	221
Wisconsin	1	293,629	5.2%	68,968	235
Remaining portfolio	30	1,123,775	19.8%	260,229	232
Total	**129**	**5,667,620**	**100.0%**	**$ 1,405,030**	**$ 248**

29

PORTFOLIO

Development Activity

(dollars in thousands)

	Projects	Beds / Units / Square Feet	CIP Balance at 12/31/08	2009 YTD Funding	2009 YTD Conversions	CIP Balance at 6/30/09
Development Properties						
CCRC - entrance fee	3	757	$ 167,925	$ 50,797	$ (48,128)	$ 170,594
CCRC - rental	1	32	231	905	-	1,136
Combination - entrance fee	4	548	106,958	44,340	(54,493)	96,805
Combination - rental	16	1,725	162,215	99,814	(84,231)	177,798
Freestanding dementia care	3	157	13,994	4,583	(10,639)	7,938
Freestanding skilled nursing	1	120	9,002	5,559	(14,561)	-
Specialty care	3	212	75,509	51,855	-	127,364
Medical office	5	749,845	96,772	45,749	-	142,521
Total	**36**		**$ 632,606**	**$ 303,602**	**$ (212,052)**	**$ 724,156**
Expansion Projects						
CCRC - entrance fee	3	31	$ 3,814	$ 1,830	$ (3,103)	$ 2,541
Combination - entrance fee	4	19	2,999	1,183	(498)	3,684
Total	**7**		**6,813**	**3,013**	**(3,601)**	**6,225**
Development Total	**43**		**$ 639,419**	**$ 306,615**	**$ (215,653)**	**$ 730,381**

Development Funding Projections

(dollars in thousands)

	Projects	Beds / Units / Square Feet	Initial Yield	Projected Future Funding: 2009 Funding	2010 Funding	Funding Thereafter	Unfunded Commitments	Committed Balances
Development Properties								
CCRC - entrance fee	2	613	10.0%	$ 28,836	$ 15,300	$ -	$ 44,136	$ 214,730
CCRC - rental	1	32	10.5%	2,464	-	-	2,464	3,600
Combination - entrance fee	3	404	8.5%	21,003	15,117	-	36,120	132,925
Combination - rental	11	1,388	8.0%	54,812	14,140	-	68,952	246,750
Freestanding dementia care	2	101	9.0%	7,652	11	-	7,663	15,601
Specialty care	3	212	9.4%	73,693	101,690	37,959	213,342	340,706
Medical office	5	749,845	7.5%	76,562	4,977	-	81,539	224,060
Total	**27**		**8.8%**	**$265,022**	**$151,235**	**$ 37,959**	**$ 454,216**	**$1,178,372**
Expansion Projects								
CCRC - entrance fee	3	29	9.4%	$ 2,069	$ -	$ -	$ 2,069	$ 4,610
Combination - entrance fee	4	19	8.7%	1,489	151	886	2,526	6,210
Total	**7**		**9.0%**	**3,558**	**151**	**886**	**4,595**	**10,820**
Development Total	**34**		**8.8%**	**$268,580**	**$151,386**	**$ 38,845**	**$ 458,811**	**$1,189,192**

30

Development Project Conversion Estimates*

(dollars in thousands)

Quarterly Conversions	Amount	Projected Initial Cash Yields (1)
1Q09 actual	$ 37,072	9.1%
2Q09 actual	174,980	8.1%
3Q09 estimate	177,145	8.0%
4Q09 estimate	273,039	8.5%
1Q10 estimate	210,206	8.8%
2Q10 estimate	199,026	9.4%
3Q10 estimate	108,456	9.2%
4Q10 estimate	-	0.0%
Total	**$1,179,924**	**8.6%**

Annual Conversions	Amount	Projected Initial Cash Yields (1)
2009 estimate	$ 662,236	8.3%
2010 estimate	517,688	9.1%
2011 estimate	210,500	9.3%
2012 estimate	-	0.0%
2013+ estimate	-	0.0%
Total	**$ 1,390,424**	**8.7%**

* Excludes expansion projects

Notes:

(1) Actual initial yields may be higher if the underlying market rates increase.

PORTFOLIO

31

PORTFOLIO

Unstabilized Properties

(dollars in thousands)

Property Type	3/31/09 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions	6/30/09 Properties
CCRC - entrance fee	3	0	1	0	4
CCRC - rental	5	(1)	0	0	4
Combination - entrance fee	4	0	1	0	5
Combination - rental	11	(1)	2	0	12
Freestanding assisted living	2	0	0	0	2
Freestanding dementia care	6	0	0	0	6
Freestanding skilled nursing	3	(1)	1	0	3
Long Term Acute Care Hospital	5	(1)	0	0	4
Acute Care Hospital	1	0	0	0	1
Total	**40**	**(4)**	**5**	**0**	**41**

Property Type	6/30/09 Properties	Beds / Units	Investment Balance	% of Total Investment
CCRC - entrance fee	4	745	$ 164,844	2.7%
CCRC - rental	4	727	87,268	1.5%
Combination - entrance fee	5	1,013	228,985	3.8%
Combination - rental	12	1,230	228,281	3.8%
Freestanding assisted living	2	101	11,785	0.2%
Freestanding dementia care	6	271	58,737	1.0%
Freestanding skilled nursing	3	404	44,601	0.7%
Long Term Acute Care Hospital	4	212	68,258	1.1%
Acute Care Hospital	1	40	33,804	0.6%
Total	**41**	**4,743**	**$ 926,563**	**15.4%**

Occupancy	3/31/09 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions	Progressions	6/30/09 Properties
0 - 50%	18	0	5	0	0	23
50% - 70%	6	(1)	0	0	0	5
70% +	16	(3)	0	0	0	13
Total	**40**	**(4)**	**5**	**0**	**0**	**41**

Occupancy	6/30/09 Properties	Months In Operation	Revenues	% of Total Revenues (1)	Investment Balance	% of Total Investment
0 - 50%	23	11	$ 37,479	6.8%	$ 510,576	8.5%
50% - 70%	5	25	10,844	2.0%	104,774	1.7%
70% +	13	28	27,480	5.0%	311,213	5.2%
Total	**41**	**18**	**$ 75,803**	**13.8%**	**$ 926,563**	**15.4%**

Notes:
(1) Includes annualized revenues as presented on page 13.

32

Portfolio Trends Notes:
(1) Operator concentration trend based on investment balances for the dates presented. (2) Property type trend based on committed investment balances for the dates presented. (3) Payor mix is weighted by investment balance including stable and unstabilized properties.

Age: Current year, less the year built, adjusted for major renovations. Assisted Living: Assisted living facilities are state regulated rental properties that provide the same services as independent living facilities, but also provide supportive care from trained employees to residents who require assistance with activities of daily living, including management of medications, bathing, dressing, toileting, ambulating and eating. CAMF: Coverage after management fees represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. CAMF is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful. Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants. CBMF: C overage before management fees represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. CBMF is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful. CCRC: C ontinuing care retirement communities include a combination of detached homes, an independent living facility, an assisted living facility and/or a skilled nursing facility on one campus. Resident payment plans vary, but can include entrance fees, condominium fees and rental fees. Many of these communities also charge monthly maintenance fees in exchange for a living unit, meals and some health services. Combination: A property that offers two or more levels of care (i.e. independent living, assisted living, dementia and skilled nursing), but does not meet the definition of a CCRC. Committed Balance: Represents investment balance plus unfunded construction commitments for which initial funding has commenced. Construction Conversion: Represents completed construction projects that were placed into service and began earning rent. Dementia Care: C ertain assisted living facilities may include state licensed settings that specialize in caring for those afflicted with Alzheimer’s disease and/or similar forms of dementia. EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. Management fees are imputed at 5% of revenues for independent living, assisted living, skilled nursing and CCRCs and at 3% for specialty care which the company believes represent typical management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information. EBITDAR is used to calculate CAMF. EBITDARM: E arnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information. EBITDARM is used to calculate CBMF. Entrance Fee: A property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically, a portion of the upfront fee is refundable. Expense per Occupied Unit: R epresents the ratio of revenue less EBITDARM to occupied units based on the most recent quarter of available data and excludes properties that are unstabilized, closed, or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by te nants/borrowers to calculate expense per occupied unit and has not independently verified the information.

Freestanding: A property that offers one level of service. Independent Living: Independent living facilities are age-restricted multi-family properties with central dining facilities that provide residents access to28meals and other services such as housekeeping, linen service, transportation and social and recreational activities. Initial Cash Yield: Represents annualized contractual income to be received in cash at date of investment divided by investment amount. Investment Amount:
Acquisitions — Represents purchase price. New loans — Represents face amount of new loan. Construction conversion — Represents book balance converted from CIP to real property upon completion. Capital improvements to existing properties — Represents cash funded to tenants under an existing lease agreement. Loan advances — Represents cash funded to operators under an existing loan agreement. Investment Balance: Represents net book value of real estate investments as reflected on the company’s balance sheet. Medical Office: M edical office buildings are office and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for use by physicians and other health care personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings typically contain sole and group physician practices and may provide laboratory and other patient services. Metropolitan Statistical Area: Metropolitan statistical areas are geographic entities defined by the U.S. Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating and publishing Federal statistics. The NIC MAP™ Data and Analysis Service provides revenue, supply and demographic information for the IL/CCRC, assisted living, and skilled nursing service types and commonly aggregates the information for the top 31, top 75 and top 100 MSAs. The company provides investment balance information in the same categories as another measure of geographic concentration. Occupancy: M edical office occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Off Campus: Properties that are neither on campus nor off campus affiliated. Off Campus-Affiliated: Properties not on campus are considered affiliated with a hospital or health system if one or more of the following conditions are met: 1) a ground lease is maintained with a hospital or system entity; 2) a master lease is maintained with a hospital or system entity; 3) significant square footage is leased to a hospital or system entity; or 4) the property includes an ambulatory surgery center with a hospital partnership interest. On Campus: Properties are considered on campus if one or more of the following criteria are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; or 3) the building is physically connected to the hospital regardless of the land ownership structure.

Region Definitions: E ight divisions as established by the Census Bureau. New England — Connecticut , Maine , Massachusetts, New Hampshire, Rhode Island, Vermont. Middle Atlantic — New Jersey, New York, Pennsylvania. East North Central — Indiana, Illinois, Michigan, Ohio, Wisconsin. West North Central — Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, South Dakota. South Atlantic — Delaware, District of Columbia, Florida, Georgia, Maryland, North Carolina, South Carolina, Virginia, West Virginia. East South Central — Alabama, Kentucky, Mississippi, Tennessee. West South Central — Arkansas, Louisiana, Oklahoma, Texas. Mountain — Arizona, Colorado, Idaho, New Mexico, Montana, Utah, Nevada, Wyoming. Pacific — Alaska, California, Hawaii, Oregon, Washington. Renewal Rate: T he ratio of total square feet expiring and available for lease to total renewed square feet. Renewed Square Feet: S quare feet expiring during the reporting period upon which a lease is executed by the current occupant. Rental: A property where the resident pays a monthly market rate for the level of care provided, but is not required to pay a substantial upfront fee. Revenue per Occupied Unit: R epresents the ratio of total revenue to occupied units based on the most recent quarter of available data and excludes properties that are unstabilized, closed, or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate revenue per occupied unit and has not independently verified the information. Same Store: F or the medical office building portfolio, same store is defined as those properties owned for the entire previous five quarters. Properties acquired, developed or classified in discontinued operations are excluded from the same store amounts. For all other property types, same store is defined as those properties in the stable portfolio for the 24 months preceding the end of the portfolio performance reporting period, unless otherwise noted. Skilled Nursing: S killed nursing facilities are licensed daily rate or rental properties where the majority of individuals require 24-hour nursing and/or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement. Specialty Care: S pecialty care facilities generally include acute care hospitals, long-term acute care hospitals and other specialty care facilities. Acute care hospitals provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories. Long-term acute care hospitals provide inpatient services for patients with complex medical conditions who require more intensive care, monitoring or emergency support than that available in most skilled nursing facilities. Other specialty care facilities typically provide specialized inpatient and outpatient care for specific illnesses or diseases, including, among others, orthopedic and neurologic care. Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards. Stable: A facility will generally enter the stable portfolio after it has generated CAMF of 1.10x or greater for three consecutive months. Additionally, a facility will enter the stable portfolio if a facility fails to meet the above criteria in the 12 months following the budgeted stabilization date. Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization. Yield on Sale: Represents annualized contractual income that was being received in cash at date of disposition divided by disposition cash proceeds.

The company believes that net income attributable to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for unusual and non-recurring items. FAD represents FFO excluding net straight-line rental adjustments, amortization related to above/below market leases and amortization of non-cash interest expenses and less cash used to fund capital expenditures, tenant improvements and lease commissions at medical office buildings. Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for unusual and non-recurring items. EBITDA stands for earnings before interest, taxes, depreciation and amortization. A covenant in our line of credit arrangement contains a financial ratio based on a definition of EBITDA that is specific to that agreement. Failure to satisfy this covenant could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of this debt agreement and the financial covenant, we have disclosed Adjusted EBITDA, which represents EBITDA as defined above and adjusted for stock-based compensation expense, provision for loan losses and gain/loss on extinguishment of debt. We use Adjusted EBITDA to measure our adjusted fixed charge coverage ratio, which represents Adjusted EBITDA divided by fixed charges on a trailing twelve months basis. Fixed charges include total interest (excluding capitalized interest and non-cash interest expenses), secured debt principal amortization and preferred dividends. Our covenant requires an adjusted fixed charge ratio of at least 1.75 times. Net operating income (NOI) is used to evaluate the operating performance of the company’s properties. The company defines NOI as total revenues, including tenant reimbursements and discontinued operations, less property operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments and interest expense. The company believes NOI provides investors relevant and useful information because it measures the operating performance of the company’s properties at the property level on an unleveraged basis. The company uses NOI to make decisions about resource allocations and to assess the property level performance of our properties. Other than Adjusted EBITDA, the company’s supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Th e company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. Adjusted EBITDA is used solely to determine our compliance with a financial covenant of our line of credit arrangement and is not being presented for use by investors for any other purpose. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

HEALTH CARE REIT, INC. One SeaGate, Suite 1500 P. O. Box 1475 Toledo, OH 43603-1475 419.247.2800 main 419.247.2826 fax www.hcreit.com